NYSE MKT Equities Exchange Symbol – UEC

Former U.S. Energy Secretary Spencer Abraham Joins the Board of Directors of Uranium Energy Corp as Executive Chairman

Corpus Christi, TX, October 15, 2015 – Uranium Energy Corp (NYSE MKT: UEC, the “Company”) is pleased to announce the appointment of former United States Energy Secretary Spencer Abraham as Executive Chairman of the Company’s Board of Directors.

Amir Adnani, CEO and President, stated, “Secretary Abraham has been a prominent force and driver for the expansion of nuclear power in America and around the world. We are very pleased that he has chosen to take the leadership role as Executive Chairman of UEC. The experience, knowledge and resources he brings to our Company will be invaluable in directing our ongoing business plan of growing and consolidating the uranium industry in the U.S.”

“I am pleased to accept the Executive Chairman position at UEC and to be working together with Amir Adnani. With this talented management and proven technical team, I will enjoy taking on the opportunity of making UEC the largest uranium producer in the U.S.”, stated Secretary Abraham. “Both the nuclear sector as a whole and this company in particular are on a path of major expansion. The U.S. is dependent on foreign uranium for 63% of the nation’s carbon-free electricity and has a strategic necessity to expand domestic sources of nuclear fuel.”

Spencer Abraham served as a U.S. Senator from Michigan from 1995 to 2001 and served as Secretary of Energy from 2001 to 2005. Since 2005, Secretary Abraham has been the Chairman and Chief Executive Officer of The Abraham Group, an international strategic consulting firm based in Washington, D.C. He also actively serves on the Leadership Council of the prominent Washington D.C. lobby, Nuclear Matters, an organization formed to help broaden America’s understanding of the benefits of nuclear power. Secretary Abraham is an alumnus of Michigan State University and Harvard Law School. He currently serves on the board of Occidental Petroleum Corp. and several other companies, and was previously non-executive Chairman of Areva’s U.S. board.

Concurrently, the Company is announcing that Alan Lindsay, who has served as the Company’s non-executive Chairman since its founding in 2005, is now appointed as Strategic Advisor. Mr. Adnani stated, “On behalf of the Board of Directors, we are most grateful for Alan’s vision and service as a founder and the chairman of the Company the past ten years. We will continue to rely on his experience in his new advisory role.”

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson processing plant is central to all of its projects in South Texas, including the Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.